                                                                      Exhibit 23
                                                                      ----------

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 33-09117, 33-24517, 33-44397, 33-58108, 33-73584, 33-86968, 333-
19015, 333-35025, 333-68753, 333-69993, 333-33538 and 333-33832) pertaining to the 1992 Stock Option Plan, 1992 Restricted Stock Plan, Employee Stock Purchase Plan, 1986 Stock Option Plan, the Adaptive Broadband Tax-deferred Savings and Deferred Profit Sharing Plan, the Non-Qualified Stock Option Agreement between California Microwave, Inc. and Frederick Lawrence dated effective as of July 16, 1997, and the Supplemental Executive Deferred Compensation Plan of our report dated July 3, 2001, with respect to the consolidated financial statements of Adaptive Broadband Corporation included in the Annual Report (Form 10-K) for the transition period ended December 31, 2000.

                                    /s/ Ernst & Young LLP

Palo Alto, California
July 3, 2001

                                      67.